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                                                               Exhibit (c)(2)

                                  TENDER AGREEMENT

     TENDER AGREEMENT ("Agreement") dated as of July 5, 1999 among Royal Numico N.V. ("Parent"), Numico Investment Corp., a Delaware corporation (the "Purchaser"), and the persons listed on the signature pages hereto (each a "Stockholder," and, collectively, the "Stockholders"). Capitalized terms not defined herein shall have the meaning assigned to them in the Merger Agreement (as defined below).

     WHEREAS, Parent, the Purchaser and General Nutrition Companies, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the making of a cash tender offer (the "Offer") by the Purchaser for all issued and outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock"), and the merger of the Purchaser with and into the Company (the "Merger");

     WHEREAS, the Stockholders own shares of Company Common Stock; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Purchaser have requested that the Stockholders agree to tender the shares, as set forth herein;

     NOW, THEREFORE, to induce Parent and the Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

     1. TENDER OF SHARES. (a) Each Stockholder hereby agrees to validly tender and sell, pursuant to and in accordance with the terms of the Offer,
(i) not later than the fourteenth day after the commencement of the Offer pursuant to Section 1.1(a) of the Merger Agreement, all of the shares of Company Common Stock beneficially owned by such Stockholder as of the date hereof (as such shares may be adjusted by conversion, dividend, stock split, recapitalization, exchange, merger or similar transaction, the "Existing Shares"), and (ii) any shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (the "Acquired Shares," and, together with the Existing Shares, the "Shares"), provided that the price per Share paid to such Stockholder pursuant to the Offer shall be no less than the Price Per Share. Each Stockholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for shares of Company Common Stock in the Offer, including the Shares owned by such Stockholder, is subject to the terms and conditions of the Offer.

          (b) Each Stockholder hereby agrees to permit Parent, the Purchaser and the Company to publish and disclose in the documents relating to the Offer and the Merger (including all documents, schedules and proxy statements filed with the Securities and Exchange Commission),


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its, his or her identity and ownership of Shares and the nature of its, his or her commitments, arrangements and understandings under this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Each of the Stockholders, with respect to itself only, hereby severally represents and warrants to Parent and the Purchaser as follows:

          (a) AUTHORITY; NO CONFLICTS. Each such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Parent and the Purchaser, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' right generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of any voting agreement, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order or decree applicable to such Stockholder or to such Stockholder's property or assets, except as is not reasonably likely to prevent the consummation of the transactions contemplated hereby. To the knowledge of such Stockholder, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b) THE SHARES. Such Stockholder has, and the transfer by such Stockholder of its, his or her Shares hereunder will pass to the Purchaser, good and marketable title to the Existing Shares held by such Stockholder, free and clear of any claims, liens, encumbrances and security interests whatsoever. Except pursuant to this Agreement, the Existing Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Existing Shares except as is not reasonably likely to prevent the consummation of the transactions contemplated hereby. Such Stockholder has sole power with respect to the matters set forth in this Agreement with respect to all of such Stockholder's Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement except as is not reasonably likely to prevent the consummation of the transactions contemplated hereby.


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     3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER.  Parent
and the Purchaser hereby represent and warrant to each Stockholder as follows:

     AUTHORITY; NO CONFLICTS. Each of Parent and the Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due execution by each Stockholder, constitutes a valid and binding obligation of Parent and the Purchaser enforceable against Parent and the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under (a) any provision of the Organizational Documents of Parent, the Purchaser or any of their Subsidiaries or (b) any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order or decree applicable to the Parent or Purchaser or to the property or assets of the Parent or Purchaser, except in the case of each clause
(a) and (b), as is not reasonably likely to prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or foreign securities exchange is required by or with respect to the Parent or Purchaser in connection with the execution and delivery of this Agreement or, except as set forth in the Merger Agreement, the consummation by the Parent or Purchaser of the transactions contemplated hereby. The Supervisory Board of Parent and the Board of Directors of the Purchaser has, at a meeting duly held unanimously approved the transactions contemplated hereby.

     4.   COVENANTS OF THE STOCKHOLDERS.

          (a)  Each Stockholder severally agrees not to:

               (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares to any person other than the Purchaser or the Purchaser's designee;

               (ii) deposit any Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any Shares except as provided in this Agreement or commit or agree to take any of the foregoing actions; or


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               (iii)  solicit, facilitate, initiate, encourage or take any other action to, and shall direct and to use its best efforts to cause any investment banker, attorney or other advisor or representative of such Stockholder not to, facilitate (including by way of furnishing information) any Acquisition Proposal, other than the Offer and the Merger except in the case of each of clauses (i), (ii) and (iii) in connection with or resulting from any actions permitted under Section 5.4(b) of the Merger Agreement.

          (b) Each Stockholder agrees to notify the Purchaser promptly and to provide all details requested by the Purchaser if such Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to an Acquisition Proposal.

          (c) Each Stockholder agrees that at any annual or special meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, such Stockholder will (i) vote the Shares in favor of adoption of the Merger Agreement and (ii) vote the Shares against any action or agreement which could result in a breach of any representation, warranty or covenant of the Company in the Merger Agreement or which could otherwise impede, delay, prevent, interfere with or discourage the Offer or the Merger including, without limitation, any Acquisition Proposal.

     5. NO BROKERS. Except as disclosed in the Merger Agreement, each of the Stockholders, Parent and the Purchaser represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fees or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have occurred or been made by such party or its affiliates.

     6. SURVIVAL OF REPRESENTATIONS. Except for the representations and warranties contained in Section 2(b), which shall survive without limitation to time, all representations, warranties and agreements made by the parties to this Agreement shall expire on the Closing Date.

     7. FURTHER ASSURANCES. If the Purchaser purchases Shares pursuant to the Offer, each Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Shares to the Purchaser and the release of any and all claims, liens, encumbrances and security interests with respect thereto.

     8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned subsidiary of Parent.


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     9.   GENERAL PROVISIONS.

          (a) SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

          (b) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (c) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto to which such amendment applies.

          (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by reputable overnight courier or mailed by registered or certified mail (return receipt requested) or sent by confirmed telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to Parent or the Purchaser, to

                          Royal Numico N.V.
                          P. O. Box 1, 2700 MA Zoetemeer
                          The Netherlands
                          Telecopy:  31 79 316 9959

                          Attention:  General Counsel

               with a copy to:

                          Vedder, Price, Kaufman & Kammholz
                          222 North LaSalle Street
                          Chicago, Illinois 60601
                          Telecopy:  (312) 609-5005

                          Attention:  William J. Bettman, Esq.

               (ii) if to the Stockholders, to them in care of the Company at the address set forth in Section 8.2 of the Merger Agreement.

          (e) INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".


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          (f)  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (g) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h)  GOVERNING LAW; JURISDICTION.

               (i) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

               (ii) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9(d). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (i) TERMINATION. The obligations of the parties hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

          (j) WAIVER OF APPRAISAL RIGHTS. To the extent applicable, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have on the terms set forth in the Merger Agreement.


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     IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

                              ROYAL NUMICO N.V.


                              By:/s/ Hans van der Wielen
                                 --------------------------------------------
                                 Name: Hans van der Wielen
                                       --------------------------------------
                                 Title: President and Chief Executive Officer


                              NUMICO INVESTMENT CORP.


                              By:/s/ Julitte van der Ven
                                 ---------------------------------------------
                                 Julitte van der Ven, President








                         [SIGNATURE PAGE TO TENDER AGREEMENT]



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                              /s/ Jerry D. Horn
                              -----------------------------------------
                              Jerry D. Horn


                              /s/ William E. Watts
                              -----------------------------------------
                              William E. Watts


                              /s/ Gregory T. Horn
                              -----------------------------------------
                              Gregory T. Horn


                              /s/ Edwin J. Kozlowski
                              -----------------------------------------
                              Edwin J. Kozlowski


                              /s/ John A. DiCecco
                              -----------------------------------------
                              John A. DiCecco